As filed with the Securities and Exchange Commission on July 13, 2021

Registration No. 333-234686

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

TIDEWATER INC.
(and the subsidiaries identified below in the Table of Subsidiary Guarantors)
(Exact name of registrant as specified in its charter)

Delaware	72-0487776
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

6002 Rogerdale Road, Suite 600 Houston, Texas 77072
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Daniel A. Hudson Executive Vice President, General Counsel and Secretary Tidewater Inc. 6002 Rogerdale Road Suite 600 Houston, Texas 77072 (713) 470-5300
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to: Michael S. Telle Stephen M. Gill Vinson & Elkins L.L.P. 1001 Fannin Street, Suite 2500 Houston, Texas 77002 (713) 758-2222

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title Of Each Class Of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Common Stock
Debt Securities
Depositary Shares(2)
Preferred Stock
Subsidiary Guarantees of Debt Securities(3)
Units
Warrants
Total:			$300,000,000	$32,730

(1)

There is being registered hereunder such indeterminate number or amount of securities of each identified class as may from time to time be issued in such amounts as shall result in an initial aggregate offering price not to exceed $300,000,000 at indeterminate prices and as may be issuable upon conversion, redemption, exchange, exercise or settlement of any securities registered hereunder, including under any applicable anti-dilution provisions. The proposed maximum aggregate offering price has been estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”), and reflects the maximum aggregate offering price of securities that may be issued.

(2)

The depositary shares being registered will be evidenced by depositary receipts issued under a depositary agreement. If Tidewater Inc. elects to offer fractional interests in shares of preferred stock to the public, depositary receipts will be distributed to the investors purchasing the fractional interests, and the shares will be issued to the depositary under the depositary agreement.

(3)

Guarantees may be provided by subsidiaries of Tidewater Inc. of the payment of principal of and interest on the Debt Securities. Pursuant to Rule 457(n) of the Securities Act, no separate registration fee is payable for the guarantees.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF SUBSIDIARY GUARANTORS

The following subsidiaries of Tidewater Inc., and each other subsidiary that is or becomes a guarantor of the securities registered hereby, is hereby deemed to be a registrant.

Exact Name of Registrant as Specified in Its Charter(1)	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
Cajun Acquisitions, LLC	Delaware	20-8952365
Gulf Fleet Supply Vessels, L.L.C.	Louisiana	72-0772194
Java Boat Corporation	Louisiana	72-0730278
Pan Marine International Dutch Holdings, L.L.C.	Louisiana	N/A
Point Marine, L.L.C.	Louisiana	72-0779586
Quality Shipyards, L.L.C.	Louisiana	72-0592335
Tidewater Corporate Services, L.L.C.	Delaware	N/A
Tidewater GOM, Inc.	Louisiana	81-2112799
Tidewater Marine, L.L.C.	Louisiana	72-0487779
Tidewater Marine Fleet, L.L.C.	Louisiana	47-4481732
Tidewater Marine Hulls, L.L.C.	Louisiana	47-4500104
Tidewater Marine International Dutch Holdings, L.L.C.	Louisiana	81-0862289
Tidewater Marine Sakhalin, L.L.C.	Louisiana	N/A
Tidewater Marine Ships, L.L.C.	Louisiana	47-4517133
Tidewater Marine Vessels, L.L.C.	Louisiana	47-4490243
Tidewater Marine Western, LLC	Delaware	74-1401064
Tidewater Mexico Holding, L.L.C.	Delaware	90-0618248
Tidewater Subsea, L.L.C.	Louisiana	37-1742022
Tidewater Subsea ROV, L.L.C.	Louisiana	36-4783832
Tidewater Venture, Inc.	Delaware	80-0757694
Twenty Grand (Brazil), L.L.C.	Louisiana	N/A
Twenty Grand Marine Service, L.L.C.	Louisiana	72-0647730
Zapata Gulf Marine, L.L.C.	Louisiana	76-0125513

(1)

The address and telephone number of the principal executive office for the additional registrants is c/o Tidewater Inc., 6002 Rogerdale Road, Suite 600, Houston, Texas 77072, telephone number (713) 470-5300.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 (the “Post-Effective Amendment”) to the Registration Statement on Form S-3 (Commission File No. 333-234686) (the “Registration Statement”) of Tidewater Inc. is being filed because we are no longer a well-known seasoned issuer (as such term is defined in Rule 405 under the Securities Act of 1933, as amended). This Post-Effective Amendment is being filed to convert the Registration Statement to the proper EDGAR submission type for a non-automatic shelf registration statement and make certain other amendments.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the Securities and Exchange Commission declares our registration statement effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JULY 13, 2021

Prospectus

Tidewater Inc.

Common Stock
Debt Securities
Depositary Shares
Preferred Stock
Units
Warrants

We may offer and sell up to $300.0 million of the securities listed above from time to time in one or more classes or series and in amounts, at prices and on terms that we will determine at the time of the offering. Any debt securities we issue under this prospectus may be guaranteed by one or more of our existing and future subsidiaries.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a supplement to this prospectus that contains specific information about the offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus, all prospectus supplements and all other documents incorporated by reference in this prospectus before you invest in our securities.

We may offer and sell these securities to or through underwriters, dealers or agents or directly to one or more purchasers. The prospectus supplement for each offering of securities will describe in detail the plan of distribution. The names of any underwriters, dealers or agents involved in the offer and sale of any securities and the specific manner in which they may be offered will be set forth in the prospectus supplement covering the offer and sale of those securities.

THIS PROSPECTUS MAY NOT BE USED TO SELL SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

Our common stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “TDW.” Our Series A Warrants are listed on the NYSE under the symbol “TDW.WS.A.” Our Series B Warrants are listed on the NYSE under the symbol “TDW.WS.B.” Our Warrants are listed on the NYSE American under the symbol “TDW.WS.”

You should carefully read this prospectus, the documents incorporated by reference in this prospectus and any prospectus supplement before making an investment decision. Investing in our securities involves risks. See “Risk Factors” on page 3 of this prospectus, the risk factors in the documents incorporated by reference herein and the risk factors contained in any applicable prospectus supplement before making an investment decision to purchase our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is          , 2021.

i

IMPORTANT NOTICE ABOUT INFORMATION IN THIS PROSPECTUS

We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus, in any prospectus supplement we prepare or authorize and in any related free writing prospectus or other information to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. You should assume that the information contained and incorporated by reference in this prospectus, any accompanying prospectus supplement and in any related free writing prospectus filed by us with the Securities Exchange Commission (the “SEC”) is only accurate as of the respective dates of such documents. Our business, financial condition, results of operations and prospects may have changed since the date of such documents.

You should also read and consider the information in the documents to which we have referred you under the captions “Additional Information and Information Incorporated by Reference” in this prospectus.

ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf” registration statement that we filed with the SEC. Under this registration statement, we may sell up to $300.0 million of any combination of the securities described in this prospectus from time to time in one or more offerings. This prospectus provides you with a general description of the securities we may offer. This prospectus does not contain all the information set forth in the registration statement as permitted by the rules of the SEC. Each time we offer or sell securities, we will provide a prospectus supplement to this prospectus that will contain specific information about the terms of that offering. That prospectus supplement may also add, update or change information contained in this prospectus. Before purchasing any securities, you should carefully read both this prospectus and any applicable prospectus supplement, together with the additional information described in this prospectus under the heading “Additional Information and Information Incorporated by Reference.”

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Additional Information and Information Incorporated by Reference.” We have filed or incorporated by reference exhibits to the registration statement of which this prospectus forms a part. You should read the exhibits carefully for provisions that may be important to you.

When used in this prospectus or in any supplement to this prospectus, the terms “Tidewater,” the “Company,” “we,” “our” and “us” refer to Tidewater Inc. and its subsidiaries, unless otherwise indicated or the context otherwise requires.

TIDEWATER INC.

Tidewater Inc., a Delaware corporation, provides offshore marine support and transportation services to the global offshore energy industry through the operation of a diversified fleet of marine service vessels. Tidewater was incorporated in 1956 and conducts its operations through wholly-owned United States and international subsidiaries, as well as through joint ventures in which Tidewater has either majority or, occasionally, non-controlling interests (generally where required to satisfy local ownership or local content requirements). Headquartered in Houston, Texas, Tidewater’s U.S. marine operations are based in Amelia, Louisiana and Houston, Texas, and Tidewater conducts international operations through facilities and offices located in over 30 countries.

Tidewater’s vessels and associated vessel services provide support for all phases of offshore oil and natural gas exploration, field development and production. These services include towing of, and anchor handling for, mobile offshore drilling units; transporting supplies and personnel necessary to sustain drilling, workover and production activities; offshore construction and seismic and subsea support; and a variety of specialized services such as pipe and cable laying. In addition, Tidewater has one of the broadest geographic operating footprints in the offshore vessel industry. Tidewater’s global operating footprint allows it to react quickly to changing local market conditions and to be responsive to the changing requirements of the many customers with which it believes it has strong relationships. Tidewater is also one of the most experienced international operators in the offshore energy industry with over 60 years of international experience. At March 31, 2021, Tidewater owned 146 active vessels (excluding 20 vessels classified as held for sale) available to serve the global energy industry.

Tidewater’s executive offices are located at 6002 Rogerdale Road, Suite 600, Houston, Texas 77072, and its telephone number is (713) 470-5300. Tidewater’s website is www.tdw.com. Information on Tidewater’s website is not part of this prospectus.

Shares of Tidewater’s common stock, $0.001 par value per share, are listed on the New York Stock Exchange (the “NYSE”) under the symbol “TDW.” Tidewater’s Series A Warrants are listed on the NYSE under the symbol “TDW.WS.A.” Tidewater’s Series B Warrants are listed on the NYSE under the symbol “TDW.WS.B.” Tidewater’s Warrants are listed on the NYSE American under the symbol “TDW.WS.”

RISK FACTORS

Our business, financial condition and operating results can be affected by a number of factors, whether currently known or unknown, including but not limited to those described in this registration statement, any applicable prospectus supplement or in our filings with the SEC, any one or more of which could, directly or indirectly, cause our actual financial condition and operating results to vary materially from those anticipated, projected or assumed in the forward-looking statements. Any of these factors, in whole or in part, could materially and adversely affect our business, prospects, financial condition, results of operations, stock price and cash flows. These could also be affected by additional factors that apply to all companies generally which are not specifically mentioned below. The price of our securities could decline and you could lose part or all of your investment.

Investing in our securities involves certain risks. Before you invest in our securities you should carefully consider those risk factors described under, but not limited to, the heading “Risk Factors” in our most recent Annual Report on Form 10-K, any subsequently filed Quarterly Reports on Form 10-Q and any subsequently filed Current Reports on Form 8-K (other than, in each case, information furnished rather than filed), which are incorporated by reference herein, and those risk factors that may be included in any applicable prospectus supplement, together with all of the other information included in this prospectus, any prospectus supplement and the documents we incorporate by reference, in evaluating an investment in our securities. The risks and uncertainties described in this prospectus, any prospectus supplement, or incorporated by reference into this prospectus are not the only risks and uncertainties we face. The risks described also include forward-looking statements and our actual results may differ substantially from those discussed in these forward-looking statements. Please read “Cautionary Statement Regarding Forward-Looking Statements.” For access to documents that are incorporated by reference into this prospectus, please see the section entitled, “Additional Information and Information Incorporated by Reference” beginning on page 30.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This registration statement, of which this prospectus forms a part, and the documents to which Tidewater refers you in this registration statement, include certain “forward-looking statements” within the meaning of, and subject to the safe harbor created by, Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Exchange Act (the “safe harbor provisions”). Forward-looking statements are all statements other than statements of historical fact. All such forward-looking statements are subject to risks and uncertainties, many of which are beyond the control of the Company, and our future results of operations could differ materially from our historical results or current expectations reflected by such forward-looking statements. Some of these risks and uncertainties are discussed in Tidewater’s most recent Annual Report on Form 10-K, which is incorporated by reference into this registration statement, including in Item 1A. “Risk Factors” and include, without limitation, the risks related to fluctuations in worldwide energy demand and oil and natural gas prices, and continuing depressed levels of oil and natural gas prices without a clear indication of if, or when, prices will recover to a level to support renewed offshore exploration activities; fleet additions by competitors and industry overcapacity; our limited capital resources available to replenish our asset base as needed, including through acquisitions or vessel construction, and to fund our capital expenditure needs; uncertainty of global financial market conditions and potential constraints in accessing capital or credit if and when needed with favorable terms, if at all; changes in decisions and capital spending by customers in the energy industry and the industry expectations for offshore exploration, field development and production; consolidation of our customer base; loss of a major customer; changing customer demands for vessel specifications, which may make some of our older vessels technologically obsolete for certain customer projects or in certain markets; rapid technological changes; delays and other problems associated with vessel maintenance; the continued availability of qualified personnel and our ability to attract and retain them; the operating risks normally incident to our lines of business, including the potential impact of liquidated counterparties; our ability to comply with covenants in our indentures and other debt instruments; acts of terrorism and piracy; the impact of regional or global public health crises or pandemics; the impact of potential information technology, cybersecurity or data security breaches; integration of acquired businesses and entry into new lines of business; disagreements with our joint venture partners; natural disasters or significant weather conditions; unsettled political conditions, war, civil unrest and governmental actions, such as expropriation or enforcement of customs or other laws that are not well developed or consistently enforced; the risks associated with our international operations, including local content, local currency or similar requirements especially in higher political risk countries where we operate; interest rate and foreign currency fluctuations; labor changes proposed by international conventions; increased regulatory burdens and oversight; changes in laws governing the taxation of foreign source income; retention of skilled workers; enforcement of laws related to the environment, labor and foreign corrupt practices; the potential liability for remedial actions or assessments under existing or future environmental regulations or litigation; the effects of asserted and unasserted claims and the extent of available insurance coverage; and the resolution of pending legal proceedings.

Forward-looking statements, which can generally be identified by the use of such terminology as “may,” “can,” “potential,” “expect,” “project,” “target,” “anticipate,” “estimate,” “forecast,” “believe,” “think,” “could,” “continue,” “intend,” “seek,” “plan,” and similar expressions contained in this registration statement and in Tidewater’s most recent Annual Report on Form 10-K, as updated by its subsequent filings with the SEC, are not guarantees or assurances of future performance or events. Any forward-looking statements are based on Tidewater’s assessment of current industry, financial and economic information, which by its nature is dynamic and subject to rapid and possibly abrupt changes, which Tidewater may or may not be able to control. Further, Tidewater may make changes to its business plans that could or will affect its results. While management believes that these forward-looking statements are reasonable when made, there can be no assurance that future developments that affect Tidewater will be those that we anticipate and have identified. The forward-looking statements should be considered in the context of the risk factors listed above and discussed in greater detail in Tidewater’s most recent Annual Report on Form 10-K, as updated by its subsequent filings with the SEC. Management disclaims any obligation to update or revise any forward-looking statements contained herein to reflect new information, future events or developments. All of the forward-looking statements made by Tidewater in this prospectus are qualified by the information contained herein, including the information contained under this heading.

Tidewater undertakes no obligation to publicly release the result of any revisions to any such forward-looking statements that may be made to reflect events or circumstances that occur, or of which it becomes aware. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.

USE OF PROCEEDS

Unless we otherwise specify in the applicable prospectus supplement, we expect to use the net proceeds from the sale of the securities covered by this prospectus for general corporate purposes, which may include repayment or refinancing of indebtedness, working capital, capital expenditures, investments, acquisitions and other business opportunities. Any specific allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of the offering and will be described in an accompanying prospectus supplement. Until we use the net proceeds from the sale of the securities for these purposes, we may place the net proceeds in temporary investments.

DESCRIPTION OF TIDEWATER COMMON STOCK AND WARRANTS

The following summary of the material terms of Tidewater capital stock and warrants and the material provisions of the Tidewater charter, the Tidewater bylaws, the warrant agreements and the Rights Plan (as defined below) does not purport to be complete and is qualified by reference to the full text of the Tidewater charter, the Tidewater bylaws, the applicable warrant agreements and the Rights Plan, each of which is attached as an Exhibit to, and incorporated by reference into, this registration statement.

General

The authorized capital stock of Tidewater consists of 125,000,000 shares of common stock, par value $0.001 per share, of which 41,000,575 shares were outstanding as of June 30, 2021 and 3,000,000 shares of preferred stock, no par value per share, none of which were outstanding as of June 30, 2021. As of July 8, 2021, the outstanding shares of common stock were held by 631 stockholders of record. All outstanding shares of Tidewater common stock are fully paid and nonassessable. The unissued portion of Tidewater’s authorized common stock are available for issuance as the board of directors of Tidewater (the “Tidewater Board”) determines advisable.

Tidewater has also established long-term incentive compensation plans as incentives for certain eligible employees and currently sponsors one such plan – the Tidewater Inc. Amended and Restated 2021 Stock Incentive Plan (the “2021 Plan”). The only types of long-term incentive awards that Tidewater has outstanding are restricted stock units and stock options. As of June 30, 2021, there were 1,019,879 restricted stock units outstanding and 603,756 stock options outstanding (including the incentive awards issued under Tidewater’s prior plans). Subject to the terms and conditions of the 2021 Plan and NYSE listing rules, Tidewater may issue up to 2,500,000 additional shares of common stock under the 2021 Plan.

Common Stock

Voting Rights. Tidewater has only one outstanding class of stock and all voting rights are vested in the holders of Tidewater common stock. On all matters subject to a vote of stockholders, including the election of directors, the stockholders of Tidewater will be entitled to one vote for each share of common stock owned. Stockholders of Tidewater do not have cumulative voting rights with respect to the election of directors.

Dividend Rights. Subject to the rights granted to any holders of Tidewater preferred stock, holders of Tidewater common stock are entitled to receive dividends, if any, in the amounts and at the times declared by the Tidewater Board in its discretion out of any assets or funds of Tidewater legally available for the payment of dividends.

Liquidation Rights. Upon the dissolution, liquidation or winding up of Tidewater’s business, subject to the rights, if any, of the holders of any outstanding series of preferred stock, holders of Tidewater common stock are entitled to receive the assets of Tidewater available for distribution to its stockholders ratably in proportion to the number of shares of common stock held by them.

Assessment and Redemption. Shares of Tidewater common stock presently outstanding are validly issued, fully paid and nonassessable. There is no provision for any voluntary redemption of Tidewater common stock.

Preemptive Rights. Holders of Tidewater common stock do not have any preemptive right to subscribe to an additional issue of its common stock or to any security convertible into such stock.

Limitations on Ownership by Non-U.S. Citizens. Tidewater owns and operates U.S.-flag vessels in U.S. coastwise trade; accordingly, it is subject to the Jones Act, which, subject to limited exceptions, restricts maritime transportation between points in the United States (known as marine cabotage services or coastwise trade) to vessels built in the United States, registered under the U.S. flag, manned by predominantly U.S. crews, and owned and operated by U.S. citizens within the meaning of the Jones Act. Under the Jones Act, at least 75% of the outstanding shares of each class or series of the capital stock of Tidewater must be owned and controlled by U.S. citizens. In order to ensure compliance with the Jones Act coastwise citizenship requirement that at least 75% of Tidewater’s outstanding common stock is owned by U.S. citizens, the Tidewater certificate of incorporation restricts ownership of the shares of its outstanding common stock by non-U.S. citizens in the aggregate to not more than 24%. The Tidewater certificate of incorporation further prohibits the acquisition of shares by a non-U.S. citizen where (i) such acquisition would cause the aggregate number of shares held by all non-U.S. citizens to exceed 24% of Tidewater’s issued and outstanding common stock and (ii) such acquisition would cause the aggregate number of shares held by any individual non-U.S. citizen to exceed 4.9% of Tidewater’s issued and outstanding common stock. The Tidewater certificate of incorporation further provides the Tidewater Board with authority to redeem any share of common stock that is owned by a non-U.S. citizen that would result in ownership by non-U.S. citizens in the aggregate in excess of 24% of Tidewater’s issued and outstanding common stock. The Tidewater certificate of incorporation further provides that Tidewater may require beneficial owners of its common stock to confirm their citizenship from time to time through written statement or affidavit and could, at the discretion of the Tidewater Board, suspend the voting rights of such beneficial owner, pay into an escrow account dividends or other distributions (upon liquidation or otherwise) with respect to such shares held by such beneficial owner and restrict, prohibit or void the transfer of such shares and refuse to register such shares of Tidewater common stock held by such beneficial owner until confirmation of its citizenship status is received.

Transfer Agent. The transfer agent for Tidewater common stock is Computershare Inc.

Warrants

As of the date hereof, Tidewater has five series of outstanding warrants, three series of which were issued during Tidewater’s 2017 restructuring: (1) Series A warrants, (2) Series B warrants (together with the Series A warrants, the “equity warrants” or the “TDW Equity Warrants”) and (3) warrants issued to certain holders of Tidewater’s unsecured notes, certain lenders under Tidewater’s credit agreement pre-restructuring, and the lessor parties to certain sale leaseback agreements (the “creditor warrants” or the “TDW Jones Act Warrants”) who did not establish their status as U.S. citizens during the restructuring. Two additional series of warrants were assumed as a result of the business combination with GulfMark: (1) GulfMark equity warrants (the “GLF Equity Warrants”) and (2) GulfMark Jones Act Warrants (the “GLF Jones Act Warrants”).

The TDW Equity Warrants have six-year terms and are exercisable through July 31, 2023. Each TDW Equity Warrant represents the right to purchase one share of Tidewater common stock, par value $0.001 per share, at the applicable exercise price, subject to certain adjustments as provided in the equity warrant agreement pursuant to which the equity warrants were issued. All unexercised equity warrants will expire, and the rights of the holders of TDW Equity Warrants to purchase shares of Tidewater common stock will terminate on the first to occur of (i) the close of business on July 31, 2023, or (ii) upon their earlier exercise or settlement in accordance with the terms of the equity warrant agreement.

The TDW Jones Act Warrants have 25-year terms and are exercisable through July 31, 2042. Each TDW Jones Act Warrant represents the right to purchase one share of Tidewater common stock, par value $0.001, upon payment of an exercise price equal to the par value of Tidewater common stock. All unexercised TDW Jones Act Warrants will expire, and the rights of the holders of TDW Jones Act Warrants to purchase shares of Tidewater common stock will terminate on the first to occur of (i) the close of business on July 31, 2042 or (ii) upon settlement of all TDW Jones Act Warrants validly exercised or converted prior to July 31, 2042 and, if exercised or converted under the terms of the creditor warrant agreement pursuant to which the TDW Jones Act Warrants were issued, by purchasing one share of Tidewater common stock at the exercise price, for which the exercise price was timely paid.

As of June 30, 2021, there were 2,432,432 Series A warrants outstanding, with an exercise price of $57.06 per share, 2,629,657 Series B warrants outstanding, with an exercise price of $62.28 per share, and 639,354 creditor warrants outstanding, with an exercise price of $0.001 per share.

The GLF Equity Warrants have seven-year terms and are exercisable through November 14, 2024. Each GLF Equity Warrant represents the right to purchase 1.100 shares of Tidewater common stock, par value $0.001 per share, for an exercise price of $100.00 per share, subject to certain adjustments as provided in, and all other terms and conditions of, the GLF Equity Warrant Agreement under which such warrants were issued (as assumed and amended by Tidewater), including the limitations on foreign ownership as set forth in the Tidewater charter that are intended to comply with the Jones Act. All unexercised GLF Equity Warrants will expire, and the rights of the holders of GLF Equity Warrants to purchase shares of Tidewater common stock will terminate on the first to occur of (i) the close of business on November 14, 2024 or (ii) upon their earlier exercise or settlement in accordance with the terms of the GLF Equity Warrant Agreement.

The GLF Jones Act Warrants have 25-year terms and are exercisable through November 14, 2042. Each GLF Jones Act Warrant represents the right to purchase 1.100 shares of Tidewater common stock, par value $0.001 per share, for an exercise price of $0.01 per share, subject to certain adjustments as provided in, and all other terms and conditions of, the GLF Jones Act Warrant Agreement under which such warrants were issued (as assumed and amended by Tidewater), including the limitations on foreign ownership as set forth in the Tidewater charter that are intended to comply with the Jones Act. All unexercised GLF Jones Act Warrants will expire, and the rights of the holders of GLF Jones Act Warrants to purchase shares of Tidewater common stock will terminate on the first to occur of (i) the close of business on November 14, 2042 or (ii) upon their earlier exercise or conversion in accordance with the terms of the GLF Jones Act Warrant Agreement.

As of June 30, 2021, there were 861,310 GLF Equity Warrants outstanding, with an exercise price of $100.0 per share, and 669,601 GLF Jones Act Warrants outstanding, with an exercise price of $0.01 per share.

Certain Provisions of the Tidewater Certificate of Incorporation and Bylaws

Indemnification and Limitations on Liability of Directors and Officers

As permitted by the Delaware General Corporation Law (the “DGCL”), the Tidewater certificate of incorporation contains provisions that eliminate the personal liability of Tidewater’s directors and officers to Tidewater and Tidewater’s stockholders to the fullest extent permitted by the DGCL. However, these provisions do not limit or eliminate the rights of Tidewater or any stockholder to seek an injunction or any other non-monetary relief in the event of a breach of a director or officer’s fiduciary duty and do not limit or eliminate the liability of directors under the federal securities laws.

In addition, the Tidewater certificate of incorporation provides that Tidewater will indemnify and advance expenses to, and hold harmless, each of Tidewater’s directors and officers, to the fullest extent permitted by applicable law, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of Tidewater or, while holding such office or serving in such position, is or was serving at the request of Tidewater as a director, officer or agent of another entity or enterprise, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorney’s fees), judgments, fines and amounts paid in settlement (except for judgments, fines and amounts paid in settlement in any action or suit by or in the right of Tidewater to procure a judgment in its favor) actually and reasonably incurred by such person. The Tidewater certificate of incorporation further provides that it shall only be required to indemnify a person potentially eligible for indemnification (as specified above) in connection with a proceeding commenced by such person if the commencement of such proceeding (or part thereof) by the person was authorized by the Tidewater Board.

The DGCL permits Tidewater to purchase and maintain insurance on behalf of any person who is a director or officer for acts committed in their capacities as such directors or officers. Tidewater currently maintains such liability insurance.

Anti-Takeover Provisions

Certain provisions of the DGCL and the Tidewater certificate of incorporation and bylaws may have an anti-takeover effect and may delay, defer or prevent a merger, acquisition, tender offer, takeover attempt or other change of control transaction or other attempts to influence or replace Tidewater’s incumbent directors and officers. These provisions are summarized below.

Section 203 of the DGCL. Section 203 of the DGCL generally prohibits any “business combination,” including mergers, sales and leases of assets, issuances of securities and similar transactions, by a corporation or a subsidiary with an “interested stockholder” who beneficially owns 15% or more of a corporation’s voting stock, within three years after the person or entity becomes an interested stockholder, unless: (i) the transaction that will cause the person or entity to become an interested stockholder is approved by the board of directors of the corporation prior to the transaction; (ii) after the completion of the transaction in which the person or entity becomes an interested stockholder, the interested stockholder holds at least 85% of the voting stock of the corporation not including shares held by officers and directors of interested stockholders or shares held by specified employee benefit plans; or (iii) after the person or entity becomes an interested stockholder, the business combination is approved by the corporation’s board of directors and holders of at least two-thirds of the corporation’s outstanding voting stock, excluding shares held by the interested stockholder. The Tidewater certificate of incorporation incorporates Section 203 (except for Section 203(b)(4)) and provides that such provisions will govern even if Tidewater does not have a class of voting stock that is (i) listed on a national securities exchange, (ii) authorized for quotation on an interdealer quotation system of a registered national securities association or (iii) held of record by more than 2,000 stockholders.

Authorized but Unissued Shares of Common Stock. The Tidewater certificate of incorporation authorizes the Tidewater Board to issue authorized but unissued shares of common stock.

Undesignated Preferred Stock. The Tidewater certificate of incorporation provides the Tidewater Board with the authority to determine and fix the powers, preferences, rights, qualifications, limitations and restrictions of shares of preferred stock issued by the Tidewater Board.

No Cumulative Voting. Holders of Tidewater common stock do not have cumulative voting rights in the election of directors.

Requirements for Advance Notification of Stockholder Nominations and Proposals. The Tidewater bylaws provide advance notice procedures for stockholders to nominate candidates for election as directors at Tidewater’s annual and special meetings of stockholders and for stockholders seeking to bring business before its annual meeting of stockholders. The Tidewater bylaws also specify certain requirements regarding the form and content of a stockholder’s notice.

Special Meetings of Stockholders. The Tidewater bylaws allow only the Tidewater Board to call special meetings of stockholders. Tidewater stockholders are not able to call special meetings of stockholders.

Stockholder Action by Written Consent. The Tidewater certificate of incorporation provides that any action required or permitted to be taken at a stockholders’ meeting may be taken only upon the vote of the stockholders at such meeting and may not be taken by written consent of the stockholders.

Amendments of Certain Provisions of the Tidewater Certificate of Incorporation. The Tidewater certificate of incorporation requires the affirmative vote of at least 80% of the voting power of the outstanding shares of Tidewater’s capital stock, voting together as a single class, to amend, repeal or adopt any provision inconsistent with the provision of its charter prohibiting stockholders acting by written consent.

Size of Tidewater Board and Vacancies. The Tidewater bylaws provide that the Tidewater Board shall consist of five or more members, the exact number to be fixed by the Tidewater Board from time to time. The Tidewater bylaws further provide that, subject to the rights of holders of any series of preferred stock to elect directors under specific circumstances, any newly created directorships resulting from an increase in the authorized number of directors and any vacancies occurring in the Tidewater Board, may be filled by the affirmative vote of a majority of the remaining members of the board, although less than a quorum, or a sole remaining director.

Amendments of the Tidewater Bylaws. The Tidewater bylaws may be amended or repealed and new bylaws may be adopted by the Tidewater Board, subject to the stockholders’ power to make additional bylaws or alter and repeal any bylaws, whether such bylaws were originally adopted by them or otherwise.

Limitations on Ownership by Non-U.S. Citizens. Because Tidewater owns and operates U.S.-flag vessels in U.S. coastwise trade, it is subject to the Jones Act, which, subject to limited exceptions, restricts maritime transportation between points in the United States (known as marine cabotage services or coastwise trade) to vessels built in the United States, registered under the U.S. flag, manned by predominantly U.S. crews, and owned and operated by U.S. citizens within the meaning of the Jones Act. Under the Jones Act, at least 75% of the outstanding shares of each class or series of the capital stock of Tidewater must be owned and controlled by U.S. citizens. In order to ensure compliance with the Jones Act coastwise citizenship requirement that at least 75% of Tidewater’s outstanding common stock is owned by U.S. citizens, the Tidewater certificate of incorporation restricts ownership of the shares of its outstanding common stock by non-U.S. citizens in the aggregate to not more than 24%. The Tidewater certificate of incorporation further prohibits the acquisition of shares by a non-U.S. citizen where (i) such acquisition would cause the aggregate number of shares held by all non-U.S. citizens to exceed 24% of Tidewater’s issued and outstanding common stock and (ii) such acquisition would cause the aggregate number of shares held by any individual non-U.S. citizen to exceed 4.9% of Tidewater’s issued and outstanding common stock. The Tidewater certificate of incorporation further provides the Tidewater Board with authority to redeem any share of common stock that is owned by a non-U.S. citizen that would result in ownership by non-U.S. citizens in the aggregate in excess of 24% of Tidewater’s issued and outstanding common stock. The Tidewater certificate of incorporation also provides that Tidewater may require beneficial owners of its common stock to confirm their citizenship from time to time through written statement or affidavit and could, at the discretion of the Tidewater Board, suspend the voting rights of such beneficial owner, pay into an escrow account dividends or other distributions (upon liquidation or otherwise) with respect to such shares held by such beneficial owner and restrict, prohibit or void the transfer of such shares and refuse to register such shares of Tidewater common stock held by such beneficial owner until confirmation of its citizenship status is received.

Choice of Forum

The Tidewater certificate of incorporation provides that unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will, to the fullest extent permitted by applicable law, be the sole and exclusive forum for:

●	any derivative action or proceeding brought on Tidewater’s behalf;

●	any action asserting a claim of breach of a fiduciary duty owed by any current of former director, officer, employee or agent of Tidewater or Tidewater’s stockholders;

●	any action asserting a claim arising pursuant to any provision of the DGCL, Tidewater’s certificate of incorporation or bylaws; or

●	any action asserting a claim governed by the internal affairs doctrine.

If the Court of Chancery of the State of Delaware lacks jurisdiction over such action or proceeding, the sole and exclusive forum for such action or proceeding shall be another court of the State of Delaware or, if no court of the State of Delaware has jurisdiction, then the federal district court for the District of Delaware. Tidewater’s certificate of incorporation also provides that any person or entity holding, purchasing or otherwise acquiring any interest in shares of Tidewater’s capital stock will be deemed to have consented to the personal jurisdiction of the Court of Chancery of the State of Delaware (or if the Court of Chancery does not have jurisdiction, another court of the State of Delaware, or if no court of the State of Delaware has jurisdiction, the federal district court for the District of Delaware) in any proceeding brought to enjoin any action by that person or entity that is inconsistent with the exclusive jurisdiction provided for Tidewater’s certificate of incorporation. To the fullest extent permitted by applicable law, if any action the subject matter of which is within the scope of the exclusive forum provision is filed in a court other than as specified above in the name of any stockholder, such stockholder shall be deemed to have consented to (a) the personal jurisdiction of the Court of Chancery of the State of Delaware, another court in the State of Delaware or the federal district court in the District of Delaware, as appropriate, in connection with any action brought in any such court to enforce the exclusive forum provision and (b) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the action as agent for such stockholder.

Although Tidewater believes these provisions will benefit it by providing increased consistency in the application of Delaware law for the specified types of actions and proceedings, the provisions may have the effect of discouraging lawsuits against Tidewater’s directors, officers, employees and agents. The enforceability of similar exclusive forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that, in connection with one or more actions or proceedings described above, a court could rule that this provision in Tidewater’s certificate of incorporation is inapplicable or unenforceable.

Preferred Stock Purchase Rights

On April 13, 2020, the Tidewater Board adopted a Tax Benefits Preservation Plan (the “Rights Plan”) by and between the Company and Computershare Trust Company, N.A., a federally chartered trust company, as rights agent, declared a dividend of one preferred stock purchase right (each a “Right” and collectively, the “Rights”) for each share of the Company’s outstanding common stock at the close of business on April 24, 2020 (the “Record Date”) and authorized the issuance of one Right (subject to adjustment as provided in the Rights Plan) with respect to each share of common stock that becomes outstanding between the Record Date and the earlier of the Distribution Date and the Expiration Date (each as defined below). The terms of the Rights are set forth in the Rights Plan.

The Tidewater Board adopted the Rights Plan in an effort to protect the Company from potential adverse consequences arising under Section 382 (“Section 382”) of the Internal Revenue Code, as amended (the “Code”), including a significant reduction in the annual utilization of the Company’s net operating loss carryforwards (“NOLs”) and built-in losses and the impairment or loss of the NOLs and built-in losses prior to their use. We have experienced and may continue to experience substantial operating losses, and under the Code and rules promulgated by the Internal Revenue Service, we may “carry forward” these losses in certain circumstances to offset any current and future earnings and thus reduce our federal income tax liability, subject to certain requirements and restrictions. To the extent that the NOLs do not otherwise become limited, we believe that we will be able to carry forward a significant amount of NOLs, and therefore these NOLs could be a substantial asset to us. However, if we experience an “Ownership Change,” as defined in Section 382, our ability to use the NOLs will be substantially limited, and the timing of the usage of the NOLs could be substantially delayed, which could therefore significantly impair the value of that asset.

The Rights. Subject to the terms, provisions and conditions of the Rights Plan, if the Rights become exercisable, each Right would initially represent the right to purchase from the Company one one-thousandth (subject to adjustment) of a share of our Series A Junior Participating Preferred Stock, no par value (the “Preferred Stock”), at a purchase price of $38.00 per one one-thousandth of a share of Preferred Stock, subject to adjustment (the “Purchase Price”). The Preferred Stock may be issued in fractions of a share which will entitle the holder, in proportion to such holder’s fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Preferred Stock.

Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company beyond those as an existing stockholder, including, without limitation, the right to vote or to receive dividends.

Acquiring Person. Under the Rights Plan, an “Acquiring Person” is any person who, together with all affiliates and associates from the date of the Rights Plan, is the beneficial owner of 4.99% or more of the common stock then outstanding. An Acquiring Person does not include (i) an “Exempt Person” (as defined below), (ii) any person that becomes the beneficial owner of 4.99% or more of the common stock solely as a result of equity compensation awards granted to such person by the Company or as a result of an adjustment to the number of shares of common stock represented by such equity compensation award pursuant to the terms thereof, unless and until such time as such person or one or more of its affiliates or associates thereafter acquires beneficial ownership of one additional share of common stock (other than common stock acquired as described in clause this (ii) or pursuant to a dividend or distribution paid or made by the Company on the outstanding common stock in common stock or pursuant to a split or reclassification of the outstanding common stock), or (iii) any Existing Holder (as defined below), unless and until such time as such Existing Holder shall become the beneficial owner of (A) a percentage of the common stock then outstanding that is more than the aggregate percentage of the outstanding common stock that such Existing Holder Beneficially Owns immediately prior to the first public announcement of the adoption of this Agreement plus an amount equal to an additional 0.5% of the outstanding common stock (such aggregate amount being the “Exempt Ownership Percentage”)(excluding any shares of common stock acquired after the first public announcement of the adoption of the Rights Plan in the manner described in the immediately preceding clause (ii) or pursuant to a dividend or distribution paid or made by the Company on the outstanding common stock in common stock or pursuant to a split or reclassification of the outstanding common stock) or (B) less than 4.99% of the common stock then outstanding (after which time, if such person shall be the beneficial owner of 4.99% or more of the common stock then outstanding (other than by virtue of acquiring beneficial ownership of any shares of common stock in the manner described in the immediately preceding clause (ii) or pursuant to a dividend or distribution paid or made by the Company on the outstanding common stock in common stock or pursuant to a split or reclassification of the outstanding common stock), such person shall be or become deemed an Acquiring Person).

No person shall become an “Acquiring Person” as the result of an acquisition of common stock by the Company which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such person to 4.99% (or, in the case of an Existing Holder, the Exempt Ownership Percentage) or more of the common stock then outstanding; provided, however, that if a person becomes the beneficial owner of 4.99% (or, in the case of an Existing Holder, the Exempt Ownership Percentage) or more of the common stock then outstanding solely by reason of share purchases by the Company and shall, after such share purchases by the Company, become the beneficial owner of one or more additional shares of common stock (other than pursuant to a dividend or distribution paid or made by the Company on the outstanding common stock in common stock or pursuant to a split or subdivision of the outstanding common stock), then such person shall be deemed to be an “Acquiring Person” unless, upon becoming the beneficial owner of such additional common stock, such person does not beneficially own 4.99% (or, in the case of an Existing Holder, the Exempt Ownership Percentage) or more of the common stock then outstanding.

If the Tidewater Board determines in good faith that a person who would otherwise be an “Acquiring Person,” has become such inadvertently (including, without limitation, because (A) such person was unaware that it beneficially owned a percentage of common stock that would otherwise cause such person to be an “Acquiring Person” or (B) such person was aware of the extent of its beneficial ownership of common stock but had no actual knowledge of the consequences of such beneficial ownership under the Rights Plan), and such person divests as promptly as practicable (as determined in good faith by the Tidewater Board) a sufficient number of shares of common stock so that such person would no longer be an Acquiring Person, then such person shall not be deemed to be or have become an Acquiring Person at any time for any purposes of the Rights Plan. For all purposes of the Rights Plan, any calculation of the number of shares of common stock outstanding at any particular time, for purposes of determining the particular percentage of such outstanding common stock of which any person is the beneficial owner, shall be made pursuant to and in accordance with Section 382.

“Existing Holder” means any person, immediately prior to the first public announcement of the adoption of the Rights Plan, is the beneficial owner of 4.99% or more of the common stock then outstanding, together with any affiliates and associates of such person.

“Exempt Person” means (i) the Company, any subsidiary of the Company, in each case including, without limitation, the officers and board of directors thereof acting in their fiduciary capacity, or any employee benefit plan of the Company or of any subsidiary of the Company or any entity or trustee holding shares of capital stock of the Company for or pursuant to the terms of any such plan, or for the purpose of funding other employee benefits for employees of the Company or any subsidiary of the Company, (ii) any person deemed to be an “Exempt Person” in accordance with the Rights Plan, (iii) any other person whose beneficial ownership (together with all affiliates and associates of such person) of shares in excess of 4.99% of the then-outstanding common stock (or, in the case of an Existing Holder, shares of common stock in excess of the Exempt Ownership Percentage) will not, as determined by the Tidewater Board in its sole discretion, jeopardize or endanger the value or availability to the Company of the Company’s tax attributes, and (iv) any other person if the Tidewater Board has determined in good faith that such person shall be an “Exempt Person”; provided, however, that any person deemed to be an “Exempt Person” pursuant to subclauses (ii) or (iii) will cease to be an “Exempt Person” if the Tidewater Board thereafter makes a determination that such person’s beneficial ownership (together with all affiliates and associates of such person) would, notwithstanding its prior determination to the contrary, jeopardize or endanger the value or availability to the Company of the tax attributes.

Exercisability. Until the earlier to occur of (i) the tenth business day following a public announcement that a person or group of affiliated or associated persons has become an Acquiring Person or (ii) ten business days (or such later date as may be determined by action of the Tidewater Board of prior to such time as any person or group of affiliated persons becomes an Acquiring Person) following the commencement or announcement of an intention to make a tender offer or exchange offer the consummation of which would result in any person becoming an Acquiring Person (the earlier of (i) and (ii) being called the “Distribution Date”), the Rights will be evidenced, with respect to any of the common stock certificates outstanding as of the Record Date, by such common stock certificate (or, with respect to any shares of common stock held in book entry form, by the notation in book entry) together with a copy of the related summary of rights.

Any transfer of common stock prior to the Distribution Date will constitute a transfer of the associated Rights. After the Distribution Date, the Rights may be transferred other than in connection with the transfer of the underlying shares of common stock.

After the time at which a person becomes an Acquiring Person (the “Trigger Event”) upon expiration of the redemption period, each holder of a Right, other than Rights beneficially owned by the Acquiring Person (which will thereupon become void), will thereafter have the right to receive upon exercise at a price per Right equal to the then current Purchase Price multiplied by the number of one-thousandths of a share of Preferred Stock for which a right is then exercisable, in accordance with the terms of the Rights Plan and in lieu of Preferred Stock, such number of shares of common stock which equals the result obtained by (x) multiplying the then current Purchase Price by the then number of one one-thousandths of a share of Preferred Stock for which a Right is then exercisable and (y) dividing that product by 50% of the current per share market price of the common stock on the first date of the occurrence of, or the date of the first public announcement of, the Trigger Event.

Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company beyond those as an existing stockholder, including, without limitation, the right to vote or to receive dividends.

Exchange of Common Stock for Rights. After the occurrence of a Trigger Event and prior to the acquisition by such Acquiring Person of 50% or more of the outstanding common stock, the Tidewater Board may cause the Company to exchange the Rights (other than Rights owned by an Acquiring Person which will have become void), in whole or in part, for common stock at an exchange rate of one share of common stock per Right (subject to adjustment).

Expiration. The Rights will expire on the earliest of (i) the close of business on April 13, 2023, (ii) the close of business on the date of the Company’s 2020 annual meeting of stockholders (the “2020 Annual Meeting”) if a proposal soliciting stockholder approval of the Rights Plan is not included in the proxy statement related to the 2020 Annual Meeting and approved by the affirmative vote of a majority of the votes cast in person or represented by proxy and entitled to vote on such proposal, (iii) the time at which the Rights are redeemed as provided in Rights Plan, (iv) the time at which the Rights are exchanged as provided in the Rights Plan, (v) the closing of any merger or other acquisition transaction involving the Company pursuant to an agreement of the type described in the Rights Plan, (vi) the close of business on the effective date of the repeal of Section 382 if the Tidewater Board determines that the Rights Plan is no longer necessary or desirable for the preservation of the tax attributes or (vii) the close of business on the first day of a taxable year of the Company to which the Tidewater Board determines that no tax attributes may be carried forward or otherwise utilized (the earliest of (i) – (vii) is referred to as the “Expiration Date”). The Rights Plan was included in the Company’s proxy statement related to the 2020 Annual Meeting and was subsequently approved by the Company’s shareholders at the 2020 Annual Meeting held on July 28, 2020.

Redemption. The Tidewater Board may, at its option, at any time prior to the earlier of (a) the tenth business day following a public announcement that a person or group of affiliated or associated persons has acquired beneficial ownership of 4.99% or more of the common stock, and (b) April 13, 2023, redeem all but not less than all of the then outstanding Rights at a redemption price of $0.001 per Right, appropriately adjusted to reflect any stock split, stock dividend, recapitalization or similar transaction occurring after the date hereof (the “Redemption Price”), and the Company may, at its option, pay the Redemption Price in common stock (based on the current per share market price at the time of redemption), cash or any other form of consideration deemed appropriate by the Tidewater Board. The redemption of the Rights by the Tidewater Board may be made effective at such time, on such basis and subject to such conditions as the Tidewater Board in its sole discretion may establish.

Rights of Preferred Stock. Each share of Preferred Stock purchasable upon exercise of the Rights will be entitled, when, as and if declared, to a minimum preferential quarterly dividend payment of 1,000 times the dividend, if any, declared per share of common stock. In the event of liquidation, dissolution or winding up of the Company, the holders of the Preferred Stock will be entitled to a minimum preferential liquidation payment of $10.00 per share (plus any accrued but unpaid dividends), provided that such holders of the Preferred Stock will be entitled to an aggregate payment of 1,000 times the payment made per share of common stock. Each share of Preferred Stock will have 1,000 votes and will vote together with the common stock. Finally, in the event of any merger, consolidation or other transaction in which common stock are exchanged, each share of Preferred Stock will be entitled to receive 1,000 times the amount received per share of common stock. Preferred Stock will not be redeemable. Because of the nature of the Preferred Stock’s dividend, liquidation and voting rights, the value of one one-thousandth of a share of Preferred Stock purchasable upon exercise of each Right should approximate the value of one share of common stock.

Anti-Dilution Provisions. The Purchase Price payable, and the number of shares of Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of the Preferred Stock, (ii) upon the grant to holders of the Preferred Stock of certain rights or warrants to subscribe for or purchase Preferred Stock or convertible securities at less than the current market price of the Preferred Stock or (iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness, cash, securities or assets (excluding regular periodic cash dividends at a rate not in excess of 125% of the rate of the last regular periodic cash dividend theretofore paid or, in case regular periodic cash dividends have not theretofore been paid, at a rate not in excess of 50% of the average net income per share of the Company for the four quarters ended immediately prior to the payment of such dividend, or dividends payable in Preferred Stock (which dividends will be subject to the adjustment described in clause (i) above)) or of subscription rights or warrants (other than those referred to above).

Amendments. For so long as the Rights are then redeemable, the Company may in its sole and absolute discretion supplement or amend any provision of the Rights Plan in any respect without the approval of any holders of Rights or common stock. From and after the time that the Rights are no longer redeemable, the Company may from time to time supplement or amend the Rights Plan without the approval of any holders of Rights (i) to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein or (ii) to make any other changes or provisions in regard to matters or questions arising hereunder which the Company may deem necessary or desirable, including but not limited to extending the final expiration date of the Rights; provided, however, that no such supplement or amendment shall adversely affect the interests of the holders of Rights as such (other than an Acquiring Person or an affiliate or associate of an Acquiring Person), and no such supplement or amendment may cause the Rights again to become redeemable or cause the Rights Plan again to become amendable as to an Acquiring Person or an affiliate or associate of an Acquiring Person other than in accordance with this sentence; provided further, that the right of the Tidewater Board to extend the Distribution Date shall not require any amendment or supplement hereunder.

Anti-Takeover Effects. While intended to reduce the risk of an “ownership change” within the meaning of Section 382, and thereby preserve the current ability of the Company to utilize NOLs, the Rights could have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group who becomes an Acquiring Person on terms not approved by the Tidewater Board. The Rights should not interfere with any merger or other business combination approved by the Tidewater Board since the Tidewater Board may exempt such merger or business combination from the Rights Plan. In addition, the Rights may be redeemed by the Company at $0.001 per Right at any time prior to the close of business on the tenth business day after there has been a public announcement, or resolution of the Tidewater Board confirming, that a person or group has become an Acquiring Person.

Shares Eligible for Future Sale

Tidewater cannot predict the effect, if any, that future sales of shares of its common stock, or the availability of shares for future sales, will have on the market price prevailing from time to time. The sale of substantial amounts of shares of Tidewater common stock, or the perception that such sales could occur, could adversely affect the prevailing market price of the shares.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.

We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.

If specified in the prospectus supplement respecting a particular series of debt securities, one or more guarantors identified therein will fully and unconditionally guarantee that series described in the prospectus supplement. Each guarantee will be an unsecured obligation of the guarantor. A guarantee of subordinated debt securities will be subordinated to the senior debt of the guarantor on the same basis as the subordinated debt securities are subordinated to our senior debt.

We have summarized select portions of the indenture below. The summary is not complete. The form of the indenture has been incorporated by reference as an exhibit to the registration statement and you should read the indenture for provisions that may be important to you. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture.

As used in this section only, “Tidewater,” “we,” “our” or “us” refer to Tidewater Inc. excluding our subsidiaries, unless expressly stated or the context otherwise requires.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and/or committee thereof and set forth or determined in the manner provided in a resolution of our board of directors and/or committee thereof, in an officer’s certificate or by a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).

We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities, if applicable:

●	the title and ranking of the debt securities (including the terms of any subordination provisions);

●	the price or prices (expressed as a percentage of the principal amount) at which we will issue the debt securities;

●	any limit on the aggregate principal amount of the debt securities which may be authenticated under the indenture;

●	the date or dates on which the principal of the securities of the series is payable;

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the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

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the place or places where principal of, premium, if any, or interest on the debt securities will be payable (and the method of such payment), where the securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;

●	the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem the debt securities;

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any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and in the terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

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the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

●	the denominations in which the debt securities will be issued, if other than minimum denominations of $1,000 and any integral multiple thereof;

●	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

●	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

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the currency of denomination of the debt securities, which may be U.S. Dollars or any foreign currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;

●	the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;

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if payments of principal of, premium, if any, or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

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the manner in which the amounts of payment of principal of, premium, if any, or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;

●	any provisions relating to any security provided for the debt securities;

●

any addition to, deletion of or change in the Events of Default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

●	any addition to, deletion of, or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

●	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities;

●

the provisions, if any, relating to conversion or exchange of any securities of such series, including if applicable, the conversion or exchange price and period, provisions as to whether conversion or exchange will be mandatory, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange;

●	whether the debt securities of the series will be guaranteed by one or more guarantors; and

●

any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Guarantees

If specified in the applicable prospectus supplement respecting a particular series of debt securities, one or more of the guarantors will fully, unconditionally, irrevocably, absolutely and jointly and severally guarantee the due and punctual payment of the principal of, and premium, if any, and interest on the debt securities and all other amounts due and payable by us under the indenture and the debt securities, when and as such principal, premium, if any, interest and other amounts shall become due and payable. The guarantee of any debt securities is intended to be a general, unsecured, senior obligation of each of the guarantors and will rank pari passu in right of payment with all indebtedness of each guarantor that is not, by its terms, expressly subordinated in right of payment to the guarantee.

Transfer and Exchange

Each debt security will be represented by either one or more global securities registered in the name of a clearing agency appointed by us (the “Depositary”) or a nominee of the Depositary (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth under the heading “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.

Certificated Debt Securities. You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

You may effect the transfer of certificated debt securities and the right to receive the principal of, premium, if any, and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

Global Debt Securities and Book-Entry System. Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the Depositary, and registered in the name of the Depositary or a nominee of the Depositary.

Covenants

We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.

No Protection In the Event of a Change of Control

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to any person (a “successor person”) unless:

●

we are the surviving corporation or the successor person (if other than Tidewater) is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture; and

●	immediately after giving effect to the transaction, no Default or Event of Default, shall have occurred and be continuing.

Notwithstanding the above, any of our subsidiaries and any guarantor may consolidate with, merge into or transfer all or part of its properties to us or any guarantor.

Events of Default

Unless we state otherwise in the applicable prospectus supplement, “Event of Default” means with respect to any series of debt securities, any of the following:

●

default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

●	default in the payment of principal of any security of that series at its maturity;

●

default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee, or Tidewater and the trustee, receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;

●	certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of Tidewater;

●	any other Event of Default provided with respect to debt securities of that series that is described in the applicable prospectus supplement.

No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain indebtedness of ours or our subsidiaries outstanding from time to time.

If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.

The indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any cost, liability or expense which might be incurred by it in exercising such right of power. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

●	that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series; and

●

principal amount of the outstanding debt securities of that series have made written request to, and offered indemnity or security reasonably acceptable to, the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of not less than a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

The indenture requires us, within 90 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. If a Default or Event of Default occurs and is continuing with respect to the securities of any series and if it is known to a responsible officer of the trustee, the trustee shall mail to each holder of the securities of that series notice of a Default or Event of Default within 90 days after it occurs. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities.

Modification and Waiver

We and the trustee may modify and amend the indenture or the debt securities of any series without the consent of any holder of any debt security:

●	to cure any ambiguity, defect or inconsistency;

●	to comply with covenants in the indenture described above under the heading “Consolidation, Merger and Sale of Assets”;

●	to provide for uncertificated securities in addition to or in place of certificated securities;

●	to add security for or guarantees of debt securities or for an additional obligor on the debt securities;

●	to make any change that does not adversely affect the rights of any holder of debt securities in any material respect;

●	to surrender any of our rights or powers under the indenture;

●	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

●	to add covenants or events of default for the benefit of the holders of any debt securities;

●

to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee; or

●	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act.

We may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

●	reduce the principal amount of debt securities whose holders must consent to an amendment, supplement or waiver;

●	reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

●

reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

●	reduce the principal amount of discount securities payable upon acceleration of maturity;

●

waive a default in the payment of the principal of, premium or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

●	make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;

●

make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments;

●	waive a redemption payment with respect to any debt security; or

●	release any guarantor from any debt securities except in accordance with such debt security.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

Defeasance of Certain Covenants. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

●

we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and

●	any omission to comply with those covenants will not constitute a Default or an Event of Default with respect to the debt securities of that series (“covenant defeasance”).

The conditions include:

●

depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

●

delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

Covenant Defeasance and Events of Default. In the event we exercise our option to effect covenant defeasance with respect to any series of debt securities and the debt securities of that series are declared due and payable because of the occurrence of any Event of Default, the amount of money and/or U.S. government obligations or foreign government obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the Event of Default. However, we shall remain liable for those payments.

Governing Law

The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the securities, will be governed by the laws of the State of New York (without regard to the conflicts of laws provisions thereof other than Section 5-1401 of the General Obligations Law).

The Trustee

We will enter into the indentures with a trustee that is qualified to act under the Trust Indenture Act of 1939, as amended, and with any other trustees chosen by us and appointed in a supplemental indenture for a particular series of debt securities. We may maintain a banking relationship in the ordinary course of business with our trustee and one or more of its affiliates.

Resignation or Removal of Trustee. If the trustee has or acquires a conflicting interest within the meaning of the Trust Indenture Act, the trustee must either eliminate its conflicting interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and the applicable indenture. Any resignation will require the appointment of a successor trustee under the applicable indenture in accordance with the terms and conditions of such indenture.

The trustee may resign or be removed by us with respect to one or more series of debt securities and a successor trustee may be appointed to act with respect to any such series. The holders of a majority in aggregate principal amount of the debt securities of any series may remove the trustee with respect to the debt securities of such series.

Limitations on Trustee if It Is Our Creditor. The indenture will contain certain limitations on the right of the trustee, in the event that it becomes our creditor, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise.

Certificates and Opinions to Be Furnished to Trustee. The indenture will provide that, in addition to other certificates or opinions that may be specifically required by other provisions of the indenture, every application by us for action by the trustee must be accompanied by an Officer’s Certificate and an Opinion of Counsel stating that, in the opinion of the signers, all conditions precedent to such action have been complied with by us.

DESCRIPTION OF DEPOSITARY SHARES

We may offer fractional interests in shares of preferred stock rather than full shares of preferred stock. In that event, depositary receipts will be issued to evidence depositary shares, each of which will represent a fraction of a share of a particular series of preferred stock, as described in the prospectus supplement relating to the particular issue of depositary shares.

The shares of preferred stock represented by depositary shares will be deposited under a deposit agreement between us and a depositary that is a bank or trust company, as depositary, that we select as set forth in the prospectus supplement relating to the particular issue of depositary shares. Unless otherwise specified in the prospectus supplement relating to a particular issue of depositary shares, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a share of preferred stock represented by such depositary share, to all the rights and preferences of the shares of preferred stock represented by such depositary share, including dividend and liquidation rights and any right to convert the shares of preferred stock into common stock.

We will describe the terms of any depositary shares we offer and the related depositary agreement, as well as the terms of the shares of preferred stock represented thereby, in the prospectus supplement relating to the particular issue of depositary shares.

DESCRIPTION OF PREFERRED STOCK

Our certificate of incorporation authorizes our board of directors, without further stockholder action, to provide for the issuance of up to 3,000,000 shares of preferred stock, without par value, in one or more series, and to fix the number of shares to be included in any series and the designations, powers, preferences, rights, qualifications, limitations and restrictions in respect of the shares of such series. The preferred stock will be governed by Delaware law. As of June 30, 2021, there were no shares of preferred stock outstanding.

The particular terms of any series of preferred stock that we offer under this prospectus will be described in the applicable prospectus supplement relating to that series of preferred stock. Those terms may include:

●	dividend rights;

●	conversion or exchange rights;

●	voting rights;

●	redemption rights and terms;

●	liquidation preferences;

●	sinking fund provisions;

●	the serial designation of the series; and

●	the number of shares constituting the series.

Each prospectus supplement may describe certain United States federal income tax considerations applicable to the purchase, holding and disposition of the preferred stock that the prospectus supplement covers.

If the terms of any series of preferred stock being offered differ from the terms set forth in this prospectus, those terms will also be disclosed in the applicable prospectus supplement relating to that series of preferred stock.

The preferred stock will, when issued, be fully paid and nonassessable.

In addition, as described above under “Description of Depositary Shares,” we may, at our option, instead of offering whole individual shares of any series of preferred stock, offer depositary shares evidenced by depositary receipts. The rights of holders of preferred stock may be adversely affected by the rights of holders of preferred stock that may be issued in the future. The Tidewater Board may cause shares of preferred stock to be issued in public or private transactions for any proper corporate purpose. The issuance of any such preferred stock could adversely affect the rights of the holders of our common stock and therefore, reduce the value of the common stock. The ability of the Tidewater Board to issue preferred stock could discourage, delay, or prevent a takeover of us.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units comprised of two or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The applicable prospectus supplement will describe:

●

the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

●	a description of the terms of any unit agreement governing the units;

●	a description of the provisions for the payment, settlement, transfer or exchange of the units; and

●	whether the units will be issued in fully registered or global form.

The unit agreement, together with the terms of the underlying securities, will be filed with the SEC in connection with the offering of the specific units.

DESCRIPTION OF WARRANTS

We may issue warrants entitling the holder to purchase our debt securities, preferred stock, common stock or depositary shares as described in the prospectus supplement relating to the issuance of the warrants. Warrants may be issued independently or together with other of our securities and may be attached to or separate from other securities. The warrants will be issued under warrant agreements to be entered into between us and a bank or trust company that acts as warrant agent. The warrant agent will act solely as our agent in connection with warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants.

We will file the form of any warrant agreement with the SEC, and you should read the warrant agreement for provisions that may be important to you.

The prospectus supplement will describe the terms of any warrants offered, including the following:

●	the amount of warrants to be registered and the purchase price and manner of payment to acquire the warrants;

●	a description, including amount, of the debt securities, preferred stock, common stock or depositary shares which may be purchased upon exercise;

●	the exercise price which must be paid to purchase the securities upon exercise of a warrant and any provisions for changes or adjustments in the exercise price;

●	any date on which the warrants and the related debt securities, preferred stock, common stock or depositary shares will be separately transferable;

●	the dates on which the right to exercise the warrants shall commence and expire;

●	a discussion of certain U.S. federal income tax, accounting and other special considerations, procedures and limitations relating to the warrants;

●	the amount of warrants outstanding as of the most recent practicable date; and

●	any other material terms of the warrants.

Warrants will be issued in registered form only. The exercise price for warrants will be subject to adjustment in accordance with the applicable prospectus supplement.

Each warrant will entitle the holder thereof to purchase such principal amount of debt securities or such number of shares of preferred stock, common stock or depositary shares at such exercise price as shall in each case be set forth in, or calculable from, the prospectus supplement relating to the warrants, which exercise price may be subject to adjustment upon the occurrence of certain events as set forth in such prospectus supplement. After the close of business on the expiration date, or such later date to which such expiration date may be extended by us, unexercised warrants will become void. The place or places where, and the manner in which, warrants may be exercised shall be specified in the prospectus supplement relating to such warrants.

Prior to the exercise of any warrants to purchase debt securities, preferred stock, common stock or depositary shares, holders of such warrants will not have any of the rights of holders of such debt securities, preferred stock, common stock or depositary shares, as the case may be, purchasable upon such exercise, including the right to receive payments of principal of, premium, if any, or interest, if any, on the debt securities purchasable upon such exercise or to enforce covenants in the applicable indenture, or to receive payments of dividends, if any, on the preferred stock, or common stock purchasable upon such exercise, or to exercise any applicable right to vote or to exercise any rights of holders of depositary receipts in respect of the depositary shares purchasable upon such exercise.

PLAN OF DISTRIBUTION

We may sell the offered securities in and outside the United States (1) through underwriters or dealers; (2) directly to purchasers, including our affiliates and shareholders, or in a rights offering; (3) through agents (acting as agent or principal); (4) through a combination of any of these methods; or (5) through any other method described in a prospectus supplement. The prospectus supplement may state the terms of the offering of securities, and including the following information:

●	the terms of the offering;

●	the names of any underwriters, dealers or agents;

●	the name or names of any managing underwriter or underwriters;

●	the purchase price of the securities;

●	the net proceeds from the sale of the securities;

●	any delayed delivery arrangements;

●	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

●	any discounts or concessions allowed or reallowed or paid to dealers; and

●	any commissions paid to agents.

We may engage in “at-the-market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third parties may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third parties in such sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). We or one of our affiliates may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus or otherwise.

Sale through Underwriters or Dealers

If we use underwriters in the sale, the underwriters will acquire the securities for their own account for resale to the public. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all of the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

Representatives of the underwriters through whom the offered securities are sold for public offering and sale may engage in over-allotment, stabilizing transactions, syndicate short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the offered securities so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the offered securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the representative of the underwriters to reclaim a selling concession from a syndicate member when the offered securities originally sold by such syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Such stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the offered securities to be higher than it would otherwise be in the absence of such transactions. These transactions may be effected on a national securities exchange and, if commenced, may be discontinued at any time.

Some or all of the securities that we offer through this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell our securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

If we use dealers in the sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. If applicable, we will include in the prospectus supplement the names of the dealers and the terms of the transaction.

Direct Sales and Sales through Agents

We may sell the securities directly. In this case, no underwriters or agents would be involved. We may also sell the securities through agents designated from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.

We may also make direct sales through subscription rights distributed to our existing stockholders on a pro rata basis that may or may not be transferable. In any distribution of subscription rights to our stockholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or we may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

At-the-Market Offerings

To the extent that we make sales through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a sales agency agreement or other at-the-market offering arrangement between us, on one hand, and the underwriters or agents, on the other. If we engage in at-the-market sales pursuant to any such agreement, we will issue and sell our securities through one or more underwriters or agents, which may act on an agency basis or a principal basis. During the term of any such agreement, we may sell securities on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. Any such agreement will provide that any securities sold will be sold at prices related to the then prevailing market prices for our securities. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time. Pursuant to the terms of the agreement, we may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase blocks of our common stock or other securities. The terms of any such agreement will be set forth in more detail in the applicable prospectus supplement.

Remarketing Arrangements

Offered securities also may be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act, in connection with the securities remarketed.

Delayed Delivery Arrangements

If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

General Information

We may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the underwriters, dealers or agents may be required to make. Underwriters, dealers and agents may engage in transactions with, or perform services for, us in the ordinary course of our business for which they may receive compensation.

LEGAL MATTERS

The validity of the securities being offered by this prospectus will be passed upon for us by Vinson & Elkins L.L.P., our outside legal counsel. Additional legal matters may be passed on for us, or any underwriters, dealers or agents, by counsel we will name in the applicable prospectus supplement.

EXPERTS

The financial statements, and the related financial statement schedule, incorporated in this Registration Statement by reference from the Company’s Annual Report on Form 10-K, and the effectiveness of Tidewater Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

ADDITIONAL INFORMATION AND INFORMATION INCORPORATED BY REFERENCE

Tidewater files annual, quarterly and current reports, proxy statements and other business and financial information with the SEC. Tidewater files reports and other business and financial information with the SEC electronically, and the SEC maintains a website located at http://www.sec.gov containing this information. You will also be able to obtain many of these documents, free of charge, from Tidewater at http://www.tdw.com/ under the “Investor Relations” link and then under the heading “SEC Filings.”

Tidewater has filed a registration statement on Form S-3 under the Securities Act with the SEC to register with the SEC the securities being offered in this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed with it. For further information about Tidewater and its securities, reference is made to the registration statement and the exhibits and schedules filed with it. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement. These documents contain important information about the company and its financial condition.

The SEC allows Tidewater to incorporate certain information into this prospectus by reference to other information that has been filed with the SEC, which means that we can disclose important information to you by referring you to those documents that are considered part of this prospectus. All documents that Tidewater files (but not those that Tidewater furnishes) pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of the registration statement of which this prospectus is a part and prior to the effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus and will automatically update and supersede the information in this prospectus, and any previously filed documents. All documents that Tidewater files (but not those that Tidewater furnishes) pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and prior to the termination of the offering of any of the securities covered under this prospectus shall be deemed to be incorporated by reference into this prospectus and will automatically update and supersede the information in this prospectus, the applicable prospectus supplement and any previously filed documents.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference in this prospectus or the applicable prospectus supplement shall be deemed to be modified or superseded for purposes of this prospectus and such applicable prospectus supplement to the extent that a statement contained in this prospectus or such applicable prospectus supplement, or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus and such applicable prospectus supplement, modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus or such applicable prospectus supplement. The documents that are incorporated by reference contain important information about Tidewater, and you should read this prospectus together with any other documents incorporated by reference in this prospectus.

This prospectus incorporates by reference the following documents that have previously been filed with the SEC by Tidewater (File No. 001-06311):

●	Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 4, 2021 and as amended by Amendment No. 1 filed with the SEC on April 30, 2021;

●	Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2021, filed with the SEC on May 6, 2021;

●

Current Reports on Form 8-K, filed with the SEC on January 7, 2021, January 21, 2021, February 26, 2021, March 15, 2021, March 18, 2021, April 27, 2021, May 3, 2021, May 21, 2021 and June 10, 2021 (excluding any information furnished pursuant to Item 2.02 or Item 7.01); and

●

the description of Tidewater’s common stock included in Amendments to our Registration Statement on Form 8-A/A filed with the SEC on May 24, 1993 under the Exchange Act, as amended by Item 5.03 of the Current Report on Form 8-K filed with the SEC on July 31, 2017, and including any amendment or report filed for the purpose of updating such description.

You may request copies of this prospectus and any of the documents incorporated by reference herein or certain other information concerning Tidewater, without charge, upon written or oral request to the Company’s principal executive office. The address and telephone number of such principal executive office are listed below.

Tidewater Inc.
6002 Rogerdale Road
Suite 600
Houston, Texas 77072
Attention: Investor Relations
Telephone: (713) 470-5300
Email: jstanley@tdw.com

Tidewater has not authorized anyone to provide any information or make any representation about the offering or the Company that is different from, or in addition to, that contained in this prospectus or in any of the materials that have been incorporated into this prospectus. Therefore, if anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this prospectus, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this prospectus does not extend to you. The information contained in this prospectus speaks only as of the date of this document unless the information specifically indicates that another date applies.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The estimated expenses payable by us in connection with the issuance and distribution of the securities being registered (other than underwriting discounts and commissions) are as follows.

SEC Registration Fee		$32,730
Legal Fees and Expenses		*
Accounting Fees and Expenses		*
Printing Fees		*
Transfer Agent and Registrar, Trustee and Depositary Fees and Expenses		*
Rating Agency Fees		*
Miscellaneous		*
Total	$	*

*

Other than the SEC registration fee, the expenses of the issuance and distribution of the securities cannot be determined at this time. The estimates of our expenses in connection with securities offered and sold pursuant to this registration statement will be included in the applicable prospectus supplement.

Item 15.	Indemnification of Directors and Officers.

Section 145 of the DGCL empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the rights of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person. The statute provides that it is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

The Tidewater certificate of incorporation contains provisions that provide for indemnification of officers and directors to the fullest extent permitted by, and in the manner permissible under, applicable state and federal law, including the DGCL.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) for payments of unlawful dividends or unlawful stock purchases or redemptions, or (4) for any transaction from which the director derived an improper personal benefit. The Tidewater certificate of incorporation provides for such limitation of liability.

Tidewater expects to maintain standard policies of insurance under which coverage is provided to Tidewater’s directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act and to Tidewater with respect to payments which may be made by Tidewater to such directors and officers pursuant to the above indemnification provision or otherwise as a matter of law.

In the merger agreement with GulfMark, Tidewater agreed, in addition to its existing indemnification obligations under the Tidewater governing documents, to cause the surviving corporation and its subsidiaries to indemnify and hold harmless (and provide advancement of expenses to) each present and former director and officer of GulfMark or any of its subsidiaries and each other person or entity who becomes a director or officer of GulfMark or any of its subsidiaries, from and against any costs or expenses, judgments, fines, losses, claims, damages, penalties, amounts paid in settlement or liabilities incurred in connection with any claim, action, suit, proceeding or investigation arising out of matters existing or occurring at or prior to the effective time of the first merger, to the fullest extent that GulfMark or the applicable subsidiary of GulfMark would have been permitted under Delaware law and under its certificate of incorporation or bylaws or other governing documents in effect on July 15, 2018 to indemnify such person. The merger agreement also required Tidewater to obtain and fully pay for a six-year “tail” insurance policy with benefits and levels of coverage no less favorable in any material respect to the indemnified parties than GulfMark’s prior policies, subject to a premium cap.

Item 16.	Exhibits

Exhibit No.	Description*
1.1*	Form of Underwriting Agreement.

2.1

Joint Prepackaged Chapter 11 Plan of Reorganization of Tidewater Inc. and its Affiliated Debtors dated May 11, 2017 (incorporated by reference herein to Exhibit A to Exhibit T3E.1 to Tidewater’s application for the qualification of indentures on Form T-3 filed on May 12, 2017, File No. 22-29043).

2.2

Disclosure Statement for Joint Prepackaged Chapter 11 Plan of Reorganization of Tidewater Inc. and its Affiliated Debtors dated May 11, 2017 (incorporated by reference herein to Exhibit T3E.1 to Tidewater’s application for the qualification of indentures on Form T-3 filed on May 12, 2017, File No. 22-29043).

2.3

Second Amended Joint Prepackaged Chapter 11 Plan of Tidewater Inc. and Its Affiliated Debtors dated July 13, 2017 (incorporated by reference herein to Exhibit 2.1 to Tidewater’s Current Report on Form 8-K filed on July 18, 2017, File No. 1-6311).

2.4+

Agreement and Plan of Merger by and between Tidewater Inc. and GulfMark Offshore, Inc., dated as of July 15, 2018 (incorporated by reference herein to Exhibit 2.1 to Tidewater’s Current Report on Form 8-K filed on July 16, 2018, File No. 1-6311).

4.1

Amended and Restated Certificate of Incorporation of Tidewater Inc., dated as of July 31, 2017 (incorporated by reference herein to Exhibit 3.1 to Tidewater’s Current Report on Form 8-K filed on July 31, 2017, File No. 1-6311).

4.2

Second Amended and Restated By-laws of Tidewater Inc., dated November 15, 2018 (incorporated by reference herein to Exhibit 3.2 to Tidewater’s registration statement on Form 8-A filed on November 15, 2018, File No. 1-6311).

4.3

Certificate of Designations of Series A Junior Participating Preferred Stock of Tidewater Inc. (incorporated by reference to Exhibit 3.1 to Tidewater’s Current Report on Form 8-K on April 14, 2020, File No. 1-6311).

4.4

Noteholder Warrant Agreement, dated as of November 14, 2017, between GulfMark Offshore, Inc. and American Stock Transfer & Trust Company, LLC, as warrant agent (incorporated by reference to Exhibit 4.1 to Tidewater’s current report on Form 8-K filed on November 16, 2018, File No. 1-6311).

4.5

Assignment, Assumption and Amendment Agreement – Jones Act Warrants, dated as of and effective November 15, 2018, by and among GulfMark Offshore, Inc., Tidewater Inc. and American Stock Transfer & Trust Company, LLC, as warrant agent (incorporated by reference to Exhibit 4.2 to Tidewater’s Current Report on Form 8-K filed on November 16, 2018, File No. 1-6311).

4.6

Equity Warrant Agreement, dated as of November 14, 2017, between GulfMark Offshore, Inc. and American Stock Transfer & Trust Company, LLC, as warrant agent (incorporated by reference to Exhibit 4.1 to Tidewater’s registration statement on Form 8-A filed on November 15, 2018, File No. 1-6311).

4.7

Assignment, Assumption and Amendment Agreement, dated as of and effective November 15, 2018, by and among GulfMark Offshore, Inc., Tidewater Inc. and American Stock Transfer & Trust Company, LLC, as warrant agent (incorporated by reference to Exhibit 4.2 to Tidewater’s registration statement on Form 8-A filed on November 15, 2018, File No. 1-6311).

Exhibit No.	Description*
4.8

Tax Benefits Preservation Plan by and between Tidewater Inc. and Computershare Trust Company, N.A., a federally chartered trust company, as Rights Agent, dated as of April 13, 2020 (incorporated by reference to Exhibit 4.1 to Tidewater’s Current Report on Form 8-K on April 14, 2020, File No. 1-6311).

4.9**	Form of Base Indenture.

4.10*	Form of Debt Security.

4.11*	Form of Certificate of Designations.

4.12*	Form of Preferred Stock Certificate.

4.13*	Form of Warrant Agreement.

4.14*	Form of Warrant Certificate.

4.15*	Form of Depositary Agreement.

4.16*	Form of Depositary Receipt.

4.17*	Form of Unit Agreement.

4.18*	Form of Unit.

5.1***	Opinion of Vinson & Elkins L.L.P.

23.1***	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1).

23.2***	Consent of Deloitte & Touche LLP.

24.1***	Power of Attorney (included on the signature pages hereto and the signature page of the previously filed Registration Statement).

25.1**	Form T-1 Statement of Eligibility and Qualification of the Trustee under the Form of Base Indenture.

25.2****	Form of T-1 Statement of Eligibility and Qualification of a Trustee to be named later with respect to the form of Indenture.

+	Pursuant to Item 601(a)(5) of Regulation S-K, Tidewater agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Agreement and Plan of Merger to the SEC upon request.
*	To be filed by amendment or as an exhibit to a Current Report on Form 8-K of the registrant in connection with the issuance of securities.
**	Previously filed.
***	Filed herewith.
****	To be filed, if necessary, pursuant to Section 305(b)(2) of the U.S. Trust Indenture Act of 1939.

Item 17.	Undertakings

(a)	Each of the undersigned registrants hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i), (ii), and (iii) of this section do not apply if the registration statement is on Form S-1 or Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or, as to a registration statement on Form S-3, is contained in a form of prospectus filed pursuant to §230.424(b) of this chapter that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

That, for the purpose of determining liability under the Securities Act to any purchaser, if the registrant is subject to Rule 430B, each prospectus filed pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)

Each of the undersigned registrants hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, each of the undersigned registrants has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each of the undersigned registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)

Each of the undersigned registrants undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act of 1939 (“Act”) in accordance with the rules and regulations prescribed by the commission under section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that is has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on July 13, 2021.

TIDEWATER INC.

By:	/s/ Daniel A. Hudson
Daniel A. Hudson
Executive Vice President, General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ *	President, Chief Executive Officer and Director	July 13, 2021
Quintin V. Kneen	(principal executive officer)

/s/ *	Executive Vice President and Chief Financial Officer	July 13, 2021
Samuel R. Rubio	(principal financial officer and principal accounting
officer)

/s/ Darron M. Anderson	Director	July 13, 2021
Darron M. Anderson

/s/ *	Director	July 13, 2021
Dick Fagerstal

/s/ *	Director	July 13, 2021
Louis A. Raspino

/s/ *	Chairman	July 13, 2021
Larry T. Rigdon

/s/ Robert E. Robotti	Director	July 13, 2021
Robert E. Robotti

/s/ *	Director	July 13, 2021
Kenneth H. Traub

/s/ Lois K. Zabrocky	Director	July 13, 2021
Lois K. Zabrocky

/s/ Daniel A. Hudson
Daniel A. Hudson
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, each of the registrants certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on July 13, 2021.

CAJUN ACQUISITIONS, LLC

GULF FLEET SUPPLY VESSELS, L.L.C.

PAN MARINE INTERNATIONAL DUTCH HOLDINGS, L.L.C.

POINT MARINE, L.L.C.

QUALITY SHIPYARDS, L.L.C.

TIDEWATER CORPORATE SERVICES, L.L.C.

TIDEWATER MARINE, L.L.C.

TIDEWATER MARINE FLEET, L.L.C.

TIDEWATER MARINE HULLS, L.L.C.

TIDEWATER MARINE INTERNATIONAL DUTCH HOLDINGS, L.L.C.

TIDEWATER MARINE SAKHALIN, L.L.C.

TIDEWATER MARINE SHIPS, L.L.C.

TIDEWATER MARINE VESSELS, L.L.C.

TIDEWATER MARINE WESTERN, LLC

TIDEWATER MEXICO HOLDING, L.L.C.

TIDEWATER SUBSEA ROV, L.L.C.

TWENTY GRAND (BRAZIL), L.L.C.

TWENTY GRAND MARINE SERVICE, L.L.C.

ZAPATA GULF MARINE, L.L.C.

By:	/s/ Daniel A. Hudson
Daniel A. Hudson
Vice President and Secretary

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints each of Quintin V. Kneen and Daniel A. Hudson, as the undersigned’s true and lawful attorney-in-fact and agent, with the powers of substitution and revocation, for the undersigned and in the undersigned’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto each such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in order to effect the same as fully, to all intents and purposes, as the undersigned might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Quintin V. Kneen	President and Manager	July 13, 2021
Quintin V. Kneen	(principal executive officer, principal financial officer
and principal accounting officer)

/s/ Daniel A. Hudson	Vice President, Secretary and Manager	July 13, 2021
Daniel A. Hudson

/s/ David E. Darling	Manager	July 13, 2021
David E. Darling

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on July 13, 2021.

TIDEWATER SUBSEA, L.L.C.

By:	/s/ Daniel A. Hudson
Daniel A. Hudson
Vice President and Secretary

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints each of Quintin V. Kneen and Daniel A. Hudson, as the undersigned’s true and lawful attorney-in-fact and agent, with the powers of substitution and revocation, for the undersigned and in the undersigned’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto each such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in order to effect the same as fully, to all intents and purposes, as the undersigned might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Quintin V. Kneen	President and Manager	July 13, 2021
Quintin V. Kneen	(principal executive officer, principal financial officer
and principal accounting officer)

/s/ Daniel A. Hudson	Vice President, Secretary and Manager	July 13, 2021
Daniel A. Hudson

/s/ David E. Darling	Vice President and Manager	July 13, 2021
David E. Darling

/s/ Jason Stanley	Manager	July 13, 2021
Jason Stanley

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, each of the registrants certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on July 13, 2021.

JAVA BOAT CORPORATION

TIDEWATER GOM, INC.

TIDEWATER VENTURE, INC.

By:	/s/ Daniel A. Hudson
Daniel A. Hudson
Vice President and Secretary

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints each of Quintin V. Kneen and Daniel A. Hudson, as the undersigned’s true and lawful attorney-in-fact and agent, with the powers of substitution and revocation, for the undersigned and in the undersigned’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto each such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in order to effect the same as fully, to all intents and purposes, as the undersigned might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Quintin V. Kneen	President and Director	July 13, 2021
Quintin V. Kneen	(principal executive officer, principal financial officer
and principal accounting officer)

/s/ Daniel A. Hudson	Vice President, Secretary and Director	July 13, 2021
Daniel A. Hudson

/s/ David E. Darling	Director	July 13, 2021
David E. Darling